EXHIBIT 12

                           CS WIRELESS SYSTEMS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                               MARCH 9,      JANUARY 1,
                                                  YEAR ENDED FEBRUARY 28,    MARCH 1, 1994     1994 TO         1995 TO
                                                  ------------------------        TO         DECEMBER 31,   SEPTEMBER 29,
                                                   1992     1993     1994    MARCH 8, 1994       1994           1995
                                                  ------   ------   ------   -------------   ------------   -------------
Earnings:
    Net loss....................................  (7,039)  (8,137)  (2,162)        (9)           (576)          (1,875)
    Add:
      Provision for income tax benefit..........    --       --       --           --            (179)            (649)
Fixed charges...................................   6,302    6,653    3,130         39             148              332

                                                  ------   ------   ------         --           -----           ------
Earnings as adjusted (A)........................    (737)  (1,484)     968         30             607           (2,192)


                                                  ------   ------   ------         --           -----           ------
                                                  ------   ------   ------         --           -----           ------
Fixed charges:
    Interest expense............................   5,923    6,356    2,846         39              62              233
    Rents under leases representative of an
interest factor (1).............................     379      297      284                         86               99

                                                  ------   ------   ------         --           -----           ------
Fixed charges as adjusted (B)...................   6,302    6,653    3,130         39             148              332
                                                  ------   ------   ------         --           -----           ------
                                                  ------   ------   ------         --           -----           ------
Ratio of earnings to fixed charges (A) divided
  by (B)........................................    --  (2)   --  (2)   --  (2)    --   (2)     --   (2)        --    (2)
                                                  ------   ------   ------         --           -----           ------
                                                  ------   ------   ------         --           -----           ------

                                                  SEPTEMBER 30,   SIX MONTHS
                                                     1995 TO         ENDED
                                                  DECEMBER 31,     JUNE 30,
                                                      1995           1996
                                                  -------------   -----------
Earnings:
    Net loss....................................      (1,207)       (10,847)
    Add:
      Provision for income tax benefit..........        (393)        (5,890)
Fixed charges...................................          37         10,799

                                                      ------      -----------
Earnings as adjusted (A)........................      (1,563)        (5,938)
                                                      ------      -----------
                                                      ------      -----------
Fixed charges:
    Interest expense............................           2         10,244
    Rents under leases representative of an
interest factor (1).............................          35            555

                                                      ------      -----------
Fixed charges as adjusted (B)...................          37         10,799
                                                      ------      -----------
                                                      ------      -----------
Ratio of earnings to fixed charges (A) divided
  by (B)........................................      --    (2)      --    (2)
                                                      ------      -----------
                                                      ------      -----------


------------

(1) Management of CS Wireless Systems, Inc. believes approximately one-third of rental and lease expense is representative of the interest component of rent expense.


(2) For the years ended February 28, 1992, 1993 and 1994, the period March 1, 1994 to March 8, 1994, the period March 9, 1994 to December 31, 1994, the period January 1, 1995 to September 29, 1995 the period September 30, 1995 to December 31, 1995 and the six months ended June 30, 1996, earnings were inadequate to cover fixed charges by $7,039, $8,137, $2,162, $9, $755, $2,524, and $1,600 and $16,737 respectively.